UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

American Express Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXHIBIT INDEX

Each of the exhibits hereto may be deemed “soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended (the “Act”), and the regulations of the Securities and Exchange Commission issued thereunder.

EXHIBIT
99.1	Form of telephone voting script being used in connection with voting by shareholders of the Registrant with respect to the Registrant’s 2009 Annual Meeting of Shareholders.

99.2	Form of e-mail being sent to certain shareholders and employee-shareholders of the Registrant in connection with the Registrant’s 2009 Annual Meeting of Shareholders.

99.3	Form of voting Web site being used in connection with voting by certain shareholders and employee-shareholders of the Registrant in connection with the Registrant’s 2009 Annual Meeting of Shareholders.